UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 11, 2006
TARRAGON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-22999	94-2432628
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
1775 Broadway, 23rd Floor
New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 949-5000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 11, 2006, the Executive Compensation Committee of the Board of Directors of Tarragon Corporation (the “Company”) authorized grants of restricted common stock to certain officers of the Company, including the individuals named below. These grants comprised the stock component of the incentive awards made under the Company’s Development Incentive Compensation Program for services rendered by these executive officers in 2005. The awards were made pursuant to the Company’s Amended and Restated Omnibus Plan (the “Plan”). Restricted stock will vest on the first anniversary of the grant date.

William S. Friedman	7,331
Chairman and Chief Executive Officer
of the Company

Robert P. Rothenberg	11,241
President and Chief Operating Officer
of the Company

Robert C. Rohdie	11,241
President and Chief Executive Officer of
Tarragon Development Corporation

Ron Leichtner	7,820
Vice President of the Company

Saul Spitz	6,842
Executive Vice President of Acquisitions
of the Company
     The awards of restricted stock under the Plan are evidenced by Restricted Stock Agreements, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement between the Company and certain of its executive officers and other employees

10.2	Amended and Restated Omnibus Plan (incorporated by reference to Exhibit 10.1 to Tarragon’s Current Report on Form 8-K, dated January 3, 2006)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARRAGON CORPORATION
By:	/s/ Kathryn Mansfield
Kathryn Mansfield
Executive Vice President and General Counsel

Date: January 17, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement between the Company and certain of its executive officers and other employees

10.2	Amended and Restated Omnibus Plan (incorporated by reference to Exhibit 10.1 to Tarragon’s Current Report on Form 8-K, dated January 3, 2006)

4